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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of Earliest Event Reported):  April 25, 2000


                           MAIN STREET BANCORP, INC.
                           -------------------------
            (Exact name of registrant as specified in its charter)


                                 PENNSYLVANIA
                                 ------------
                (State or other jurisdiction of incorporation)


           0-24145                              23-2960905
           -------                              ----------
      (Commission file number)              (IRS employer ID)



     601 Penn Street, Reading,  PA                         19603
     -----------------------------                         -----
   (Address of principal executive office)               (Zip Code)

   Registrant's telephone number, including area code  (610) 685-1400



                                 NONE
                                 ----
  (Former name, address and fiscal year, if changed since last report.)
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Item 5.  Other Events

     On April 25, 2000, Main Street Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Main Street Bank (the "Bank"), in connection with the reorganization of the executive management of the Company and the Bank, notified Nelson R. Oswald, Chairman, Chief Executive Officer and President of the Company and the Bank, and Norman E. Heilenman, Senior Vice President of the Company and the Bank, that the respective Boards of Directors have relieved them from their duties effective immediately and have terminated their employment with the Company and the Bank.

     The Board of Directors has appointed an interim management team to supervise the day-to-day operations of the Company and the Bank while an executive search is conducted for a Chief Executive Officer and President. The Board has also announced the appointment of executive officers in connection with the reorganization. A copy of the Company's Press Release announcing the changes in management is attached hereto as Exhibit 99 and incorporated herein by reference.

     Also in connection with the management reorganization the Board has amended the Company's Bylaws. The amended Bylaws of the Company are attached hereto as
Exhibit 3(ii) and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)    Exhibits

         3(ii)   Bylaws of Main Street Bancorp, Inc. as amended April 25, 2000.

         99      Press Release of Main Street Bancorp, Inc. dated
                 April 25, 2000.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Main Street Bancorp, Inc.



Date:  April 26, 2000               /s/  Albert L. Evans, Jr.
                                    -------------------------------------------
                                    Albert L. Evans, Jr., Chairman of the Board
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EXHIBIT INDEX

Exhibit No.                    Description
-----------                    ------------------------

3(ii)                          Bylaws of Main Street Bancorp, Inc., as amended
                               April 25, 2000

99                             Press Release of Main Street Bancorp, Inc. dated
                               April 25, 2000